UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

PERFECT MOMENT LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PERFECT MOMENT LTD.

244 Fifth Avenue, Suite 1219

New York, NY 10001

Important Notice Regarding the Availability of Proxy Materials

For The Annual Meeting of Stockholders

To Be Held On January 14, 2026 At 11:00 AM Eastern Time

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Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Perfect Moment Ltd. to be held virtually on January 14, 2026, at 11:00 AM Eastern Time.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, PERFECT MOMENT LTD. has elected to provide Internet access to its proxy statement and annual report rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

PROPOSALS to be considered at the Annual Meeting:

The Board of Directors recommends a vote “FOR” all nominees under Proposal 1 and “FOR” Proposals 2, 3, 4, 5, 6, 7 and 8.

1. To elect six directors to serve for a term ending as of the annual meeting in fiscal year 2027.

2. To approve amendment of the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-5 to 1-for-20, as determined by the Company’s Board of Directors (the “Charter Amendment Proposal”), for the sole purpose of regaining compliance with the NYSE-American LLC requirements for continued listing.

3. To approve amendment of the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company’s Common Stock from 100,000,000 to 500,000,000 (the “Authorized Shares Increase Proposal”).

4. To approve issuance of shares of the Company’s Common Stock upon conversion of our Series AA Convertible Preferred Stock, par value $0.0001 per share, at a reduced conversion price immediately following the date upon which our stockholders approve this proposal (the “Series AA Preferred Stock Conversion Proposal”), in accordance with NYSE American Company Guide Section 713(a).

5. To approve the potential issuance of shares of the Company’s Common Stock equal to 20% or more of the presently outstanding shares of our Common Stock pursuant to an equity line of credit (the “ELOC Transaction Proposal”), in accordance with NYSE American Company Guide Section 713(a).

6. To approve issuance of the Warrant to X3 Higher Moment, and in accordance with NYSE American Company Guide Section 713(a), the potential issuance of warrant shares equal to 20% or more of the presently outstanding shares of our Common Stock (the “X3 Warrant Proposal”).

7. To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026.

8. To approve adjournment of the Annual Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum (the “Adjournment Proposal”).

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

HOW TO VOTE

BY INTERNET

www.colonialstock.com/PerfectMoment2025

On the above website, you can vote by clicking “Vote” and then entering the control number above as directed. You may vote by Internet until 11:59 p.m. on January 13, 2026.

BY PHONE	877-285-8605 You may vote by phone until 7:00 pm ET on January 13, 2026.

BY MAIL	Return a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605. Votes must be received by January 13, 2026.

DURING THE MEETING	Vote electronically by attending the virtual meeting at https://www.colonialstock.com/vm/PerfectMoment.htm and entering your control number as directed.

MEETING INFORMATION		TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:
Meeting Type:	ANNUAL MEETING	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before December 30, 2025 to facilitate timely delivery.
Meeting Date:	January 14, 2026
		1.	By Phone: (877) 285-8605
Meeting Time:	11:00 A.M. EASTERN TIME	2.	By Internet: www.colonialstock.com/PerfectMoment2025
Meeting Location:	VIRTUAL AT	3.	By Email: annualmeeting@colonialstock.com
https://www.colonialstock.com/vm/PerfectMoment.htm
		If requesting materials by email, please include your name and the control number listed above with your request.

Important Notice Regarding the Availability of Proxy Materials

For The Annual Meeting of Stockholders of

PERFECT MOMENT LTD.

To Be Held On January 14, 2026 At 11:00 AM Eastern Time

The following Proxy Materials are available to you to review at: https://www.colonialstock.com/PerfectMoment2025

●	The Company’s Annual Report on Form 10-K for the year ended March 31, 2025,

●	The Company’s Notice of Annual Meeting and Proxy Statement,

●	The Proxy Card, and

●	Any amendments to the foregoing materials that are required to be furnished to stockholders.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.